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                        QUANTUM EPITAXIAL DESIGNS, INC.

                      NOTE AND WARRANT PURCHASE AGREEMENT


         THIS AGREEMENT is made this 30th day of August, 1989 between QUANTUM EPITAXIAL DESIGNS, INC., a Pennsylvania corporation located at 115 Research Drive, Bethlehem, Pennsylvania 18015 ("Corporation"); NEPA VENTURE FUND, L.P., a Pennsylvania limited partnership located at 125 Goodman Drive, Bethlehem, PA 18015 ("NEPA"); JAMES C. M. HWANG ("Hwang"), an individual residing at 9 Villa Drive, Princeton Junction, New Jersey 08550; and THOMAS L. HIERL ("Hierl"), an individual residing at 86 Delaware Lane, Somerville, New Jersey 08876. NEPA and Hwang are sometimes hereinafter referred to collectively as the "Lenders" or individually as a "Lender." Hierl is sometimes hereinafter referred to as the "Founder".

         In consideration of the mutual agreements and undertakings set forth in this Agreement, the parties, intending to be legally bound hereby, agree as follows:

         SECTION 1. Amendment to Articles. Prior to or contemporaneous with Closing (as defined in Section 4(a)) the Corporation will file with the Secretary of State of the Commonwealth of Pennsylvania an amendment to its Articles of Incorporation (the "Amendment"), setting forth the designations, powers, preferences and rights and the qualifications, limitations and restrictions of the Corporation's Class A Preferred Stock, $.0l par value (the "Preferred Stock"). A copy of the Amendment is attached hereto as Exhibit A.

         SECTION 2. Issuance of Securities. Subject to the terms and conditions of this Agreement, the Corporation has authorized the issuance and sale to (a) NEPA of (i) a $81,820 convertible subordinated note in the form attached hereto as Exhibit B (the "Convertible Note"), (ii) a $143,180 non-convertible subordinated note in the form attached hereto as Exhibit C (the "Non-Convertible Note"), and (iii) warrants to purchase up to 13,571 shares of the Corporation's Common Stock in the form attached hereto as Exhibit D (the "Warrant"); and (b) to Hwang of (i) a $18,180 Convertible Note,
(ii) a $31,820 of Non-Convertible Note, and (iii) Warrants to purchase up to 3,018 shares of the Corporation's Common Stock. The Convertible Notes, the Non-Convertible Notes and the Warrants are sometimes hereinafter referred to collectively as the "Securities" or individually as a "Security."

         SECTION 3. Agreement to Sell and Purchase the Securities. At the Closing, the Corporation is selling to the Lenders, and the Lenders are purchasing from the Corporation, upon the terms and conditions hereinafter set forth, the Convertible Notes, the Non-Convertible Notes and the Warrants. The aggregate purchase price for the NEPA Securities is $225,000 and the aggregate purchase price for the Hwang Securities is $50,000.




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         SECTION 4. Delivery of Securities.

                  (a) The Closing (the "Closing") hereunder with respect to the transactions contemplated hereby is taking place at the offices of NEPA, simultaneously with the execution and delivery of this Agreement (the "Closing Date").

                  (b) At the Closing, the Corporation is delivering to each Lender one Convertible Note, one Non-Convertible Note and one Warrant, in each case registered in the name of such Lender. Delivery is being made against receipt by the Corporation by wire transfer of immediately available funds to the account of the Corporation in the full amount of the aggregate purchase price of the Securities.

         SECTION 5. Representations and Warranties of the Corporation and Founder. The Corporation and Founder hereby represent and warrant to the Lenders that, as of the date hereof, and except as set forth and identified on the Schedule of Exceptions to Representations and Warranties attached hereto:

                  5.1. Corporate Records. The Corporation has previously made available to the Lenders the Corporation's complete corporate minute and stock books, including all formal corporate actions of the Corporation's Board of Directors and shareholders, whether by meeting or written consents in lieu of a meeting. Such records are true and correct, and remain in full force and effect except as expressly provided therein to the contrary.

                  5.2. Organization. The Corporation is a corporation duly organized, in good standing and validly subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. The Corporation is qualified as a foreign corporation and is in good standing in all such other jurisdictions, if any, in which the conduct of its business or its ownership, leasing or operation of property requires such qualification. The Corporation has provided the Lenders with true, correct and complete copies of its Articles of Incorporation (certified by the Secretary of State of the Commonwealth of Pennsylvania) and its By-laws (certified by its Secretary), in each case as amended to and as in effect on the date hereof (the "Articles of Incorporation" and the "By-laws", respectively).

                  5.3. Capitalization. The authorized capital stock of the Corporation immediately upon the consummation of the Closing of the transactions contemplated hereby shall consist of 1,000,000 shares of Common Stock, $.0l par value, of which 155,350 shares are validly issued and outstanding, fully paid and nonassessable, and 150,000 shares of Class A Preferred Stock, $.0l par value, of which no shares have been issued or be outstanding.

Exhibit E attached hereto contains a list immediately prior to Closing of (i) all record holders of capital stock of the Corporation, including the number of shares of capital stock of the Corporation held by each such holder, and
(ii) all outstanding warrants, options, agreements,

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convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock or other securities of the Corporation, which names all persons entitled to receive such shares or other securities and the shares of capital stock or other securities required to be issued hereunder. The number of shares of capital stock (if any) reserved for issuance in connection with clause (ii) of the immediately preceding sentence is not subject to adjustment by reason of the issuance of the Securities. Except as set forth in Exhibit E attached hereto, there are, and immediately upon consummation at the Closing of the transactions contemplated hereby there will be, no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to applicable laws, the Articles of Incorporation or By-laws or any agreement to which the Corporation is a party, or otherwise, except as contemplated by this Agreement; and there is no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities) except as contemplated by this Agreement and by a Stock Restriction Agreement among the Corporation, the Founder and Hwang dated the date of this Agreement (the "Stock Restriction Agreement"). All shares of Common Stock and other securities issued by the Corporation prior to the Closing have been issued in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities or "blue sky" laws. The Corporation has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities of the Corporation prior to the Closing.

                  5.4. Commencement of Business, Etc. The Corporation was incorporated under the laws of the Commonwealth of Pennsylvania on December 23, 1988. The Corporation has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

                  5.5. Agreements. Except as listed on Exhibit F and the Stock Restriction Agreement, the Corporation is not a party to any written or oral material (a) collective bargaining agreement with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment; (c) contract for the employment of any officer, individual employee or other person on a full-time basis or any material contract with any person on a consulting basis; (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option plans, in effect with respect to employees or any of them or the employees of others; (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Corporation; (f) guaranty of any obligation for borrowed money or otherwise; (g) lease or agreement under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party; (h) lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation; (i) agreement or other commitment for capital expenditures; j) contract, agreement or commitment under which the Corporation is obligated to pay any broker's fees, finder's fees or any such similar fees, to any

                                      -3-



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third party; (k) contract, agreement or commitment under which the Corporation has issued, or may become obligated to issue, any shares of capital stock of the Corporation, or any warrants, options, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock, other than as contemplated by this Agreement; or (1) any other contract, agreement, arrangement or understanding which is material to the business of the Corporation. The Corporation has furnished to the Lenders true and correct copies of all such written agreements and other documents as have been requested by the Lenders. For purposes of this Section 5.5, "material" shall mean those agreements involving payments in excess of $25,000 per year and those agreements which if terminated or breached may have a material adverse effect on the Corporation.

                  5.6. Intellectual Property Rights and Governmental Approval. Except as set forth in Exhibit G attached hereto:

                  (a) the Corporation owns or has the right to use, and where necessary, has made or is making proper application for, all Intellectual Property Rights material and necessary for the conduct of its business as presently conducted or as specifically proposed to be conducted in the Business Plan (as defined in Section 5.1 1), which Intellectual Property Rights are identified in Exhibit G (collectively, the "Requisite Rights"). The Corporation has in a timely and proper manner included appropriate proprietary rights notices on all of its products. The Corporation has not lost or diminished substantive legal protection available for its Intellectual Property Rights or products by any failure or delay to file patent or copyright registrations.

                  (b) the Corporation has all governmental approvals, authorizations, consents, licenses and permits material and necessary to conduct its business as presently conducted or as proposed to be conducted in the Business Plan, all of the foregoing being listed in Exhibit G.

                  (c) no royalties, honorariums or fees are payable by the Corporation to other persons by reason of the ownership or use of the Requisite Rights.

                  (d) no product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold as set forth in the Business Plan, by the Corporation violates or will violate any license or infringes or will infringe any Intellectual Property Rights.

                  (e) the Corporation is not a party to any distribution, development, marketing arrangement, agreement or cooperative venture affecting its Intellectual Property Rights or products.

                  (f) there is no pending or threatened claim or litigation against the Corporation (nor does there exist any basis therefor known to the Corporation or the Founder) contesting the validity of or right to use the Requisite Rights, nor has the Corporation received any notice that any of the Requisite Rights or the operation or proposed operation of the Corporation's business conflicts, or will conflict, with the asserted rights of others, nor does there exist any basis known to the Corporation or the Founder for any such conflict.

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As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, Proprietary Technology (as hereinafter defined), patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae. As used herein, "Proprietary Technology" means all source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, trade secrets, know-how, development tools and other proprietary rights owned by the Corporation pertaining to any product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold (as the case may be), by the Corporation or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, know-how, notebooks, patents and patent applications, trademarks and trademark applications, copyrights and copyright applications, records and disclosures.

                  5.7. Litigation, Etc. There are no (i) actions, suits, arbitrations, claims, investigations or legal or administrative proceedings pending or threatened against the Corporation, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or
(ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Corporation, nor does there exist any basis known to the Corporation or the Founder for any of the foregoing.

                  5.8. No Defaults. The Corporation is not in default (a) under the Articles of Incorporation or By-laws, or any material indenture, mortgage, lease, purchase or sales order, or any other material contract, agreement or instrument to which the Corporation is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing by the Corporation or by any other party bound by the foregoing.

                  5.9. Employment of Officers, Employees and Consultants. No third party may assert any valid claim against the Corporation or the Founder, any officer, director or key employee (collectively, the "Designated Persons") with respect to (a) the continued employment by, or association with, the Corporation, of any of the Designated Persons or (b) the use, in connection with any business presently conducted or proposed to be conducted in the Business Plan by the Corporation of any information which the Corporation or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information, provided the Corporation and the Founder make no representation or warranty concerning the subject matter of this Section 5.9 with respect to Hwang.

                                      -5-


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                  5.10. Tax Matters. All Federal, state and local tax returns and tax reports required to be filed by the Corporation have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct and complete. All Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding and other taxes (including interest and penalties) required to have been paid or accrued by the Corporation have been fully paid or are adequately provided for on the Interim Balance Sheet (as defined in Section 5.23), except for tax liabilities arising in the ordinary course of business since the date of the Interim Balance Sheet and liabilities being challenged in good faith by the Corporation as set forth on the Schedule of Exceptions. No issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Corporation. All deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by appropriate state or departmental tax authorities of the Federal, state or local income tax, sales tax or franchise tax returns of or with respect to the Corporation have been fully paid or are adequately provided for on the Interim Balance Sheet and no proposed (but unassessed) additional taxes, interest or penalties have been asserted. The provisions for taxes on the Interim Balance Sheet are sufficient for the payment of all accrued and unpaid Federal, state or local and foreign taxes as of such date, except for taxes being challenged in good faith by the Corporation as set forth on the Schedule of Exceptions. Consents that the Corporation be taxed as a Subchapter S corporation have been filed with the Internal Revenue Service and the Pennsylvania Department of Revenue on August 22, 1989, which consents will become effective for the period commencing July 1, 1989.

                  5.11. Business Plan. The Corporation has previously presented and delivered to the Lenders the Corporation's Business Plan dated October 1988 and the QED Customer Survey dated April 1989 (collectively, the "Business Plan"), which Business Plan has been material to the Lenders in their decision to enter into this Agreement and purchase the Securities. The description of the business, operations (as presently conducted and as proposed to be conducted), properties and assets of the Corporation contained in the Business Plan, as well as all other factual statements contained therein, are true and correct in all material respects as of the respective dates thereof. The financial projections and other estimates contained in the Business Plan are derived from reasonable assumptions.

                  5.12. Compliance. The Corporation (a) has complied with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to it, its business or the ownership of its assets, and (b) has all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business as presently being conducted; such licenses and permits are in full force and effect, and no violations have been recorded in respect of any such licenses or permits and no proceeding is pending or threatened to revoke or limit any thereof


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                  5.13. Insurance. The Corporation has such policies of
liability, theft, life, fire, workmen's compensation, health and other forms of insurance as are adequate against risks usually insured against by comparable persons, businesses and properties. Such policies are in full force and effect and all premiums with respect to such policies are currently paid. The Corporation has never been denied or had revoked or rescinded any policy of insurance.

                  5.14. Authorization of this Agreement, Employment Agreement, Etc. The execution, delivery and performance by the Corporation of this Agreement, the Employment Agreement (as defined in Section 7.9) and the Securities have been duly authorized by all requisite corporate action by the Corporation, and each constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and, with respect to the remedy of specific performance, equitable doctrines applicable thereto. The Employment Agreement has been duly executed and delivered by the signatories thereto, and constitutes the valid and binding obligation of the signatories thereto, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and, with respect to the remedy of specific performance, equitable doctrines applicable thereto. The execution, delivery and performance of this Agreement, the Employment Agreement and the Securities and consummation of the transactions contemplated hereby and thereby and Compliance with the provisions hereof and thereof by the Corporation and the signatories thereto, as the case may be, and the issuance, sale and delivery of the Securities by the Corporation, will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation under the Articles of Incorporation or By-laws of the Corporation, or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Corporation is a party or by which it or any of its property is bound or affected.

                  5.15. Authorization of Securities. The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action of the Corporation, and when issued, sold and delivered in accordance with this Agreement will be validly issued and outstanding, and not subject to preemptive or any other similar rights of the shareholders of the Corporation or others.

                  5.16. Related Transactions. No Corporation director, officer or "affiliate" (as defined in the rules and regulations promulgated under the Securities Act) of any such person, is presently, or since the inception of the Corporation has been, directly or indirectly through his or its affiliation with any other person or entity, a party to any transaction with the Corporation providing for the furnishing of services by or to, or rental or sale of real or personal property

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from or to, or otherwise requiring cash payments to or by any such person involving amounts in excess of $2,500 per person per year, except for normal employment arrangements in the ordinary course of the Corporation's business. For purposes of this Agreement, a transaction of the type described in this
Section 5.16 is sometimes herein referred to as a "Related Transaction".

                  5.17. Use of Proceeds. The net proceeds received by the Corporation from the sale of the Securities shall be used by the Corporation generally for the purposes and in the respective amounts set forth in Exhibit H attached hereto.

                  5.18. Offering Exemption. The offering and sale of the Securities are each exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The aforesaid offering and sale is also exempt from registration under applicable state securities and "blue sky" laws.

                  5.19. No Governmental Consent or Approval Required. Except for the filing of any notice subsequent to the Closing that may be required under applicable federal and/or state securities laws (which, if required, shall be filed on a timely basis as may be so required), no consent, approval or authorization of, or declaration to, or filing with, any governmental or regulatory authority is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement or the Employment Agreement or for the valid authorization, issuance, sale and delivery of the Securities.

                  5.20. Brokers. Neither the Corporation nor any of the Corporation's officers, directors, employees or shareholders has employed or is liable for fees to any broker or finder in connection with the transactions contemplated by this Agreement.

                  5.21. Registration Rights. Except as contemplated by this Agreement, no person has any contractual right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Corporation.

                  5.22. Non-Competition, Non-Disclosure, Proprietary Information and Patent and Invention Assignment Agreements. The Designated Persons, Hwang and each current employee of the Corporation who has or is proposed to have access to confidential and proprietary information of the Corporation is a signatory to, and is bound by, an agreement with the Corporation relating to non-competition, non disclosure, proprietary information and patent and invention assignment (copies of each of which are attached hereto as Exhibit I), none of which agreements shall be modified or amended in any respect without the prior consent of a majority of the Board of Directors of the Corporation.

                  5.23. Financial Information. The Corporation has previously delivered to the Lenders the unaudited balance sheet of the Corporation as of August 30, 1989 (the "Interim Balance Sheet") and related unaudited statements of income, stockholders' equity and changes in financial position for the fiscal period then ended, prepared by the Corporation (collectively, the

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"Financial Statements"). The Financial Statements (i) fairly present in all material respects the financial condition of the Corporation as of the respective dates indicated and the results of operations, stockholders' equity and changes in financial position of the Corporation for the respective periods indicated and (ii) unless otherwise stated therein, have been prepared in accordance with generally accepted accounting principles consistently applied, subject to routine year-end adjustments.

                  5.24. Absence of Undisclosed Liabilities. Except as disclosed in the Financial Statements, (a) the Company had no liability in excess of $5,000 individually or $15,000 in the aggregate (matured or unmatured) which was not provided for or disclosed on the Interim Balance Sheet, and (b) all liability reserves established by the Company and set forth on the Interim Balance Sheet were adequate for the purposes indicated therein.

                  5.25. Absence of Changes. Since the date of the Interim Balance Sheet to the date of this Agreement, there has not been (a) any adverse change in the financial condition, results of operations, assets, liabilities or business of the Corporation, (b) any liability or obligation incurred by the Corporation, other than current liabilities or obligations incurred in the ordinary course of business, (c) any asset or property of the Corporation made subject to a lien of any kind, (d) any waiver of any right of the Corporation, or the cancellation of any debt or claim held by the Corporation, (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation, or any agreement or commitment therefor, (f) any issuance of any stock, bonds or other securities of the Corporation or options, warrants or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights other than pursuant to or in connection with the transactions contemplated by this Agreement, (g) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation, except, with respect to tangible assets, in the ordinary course of business, (h) any loan by the Corporation to any officer, director, employee or stockholder of the Corporation, or any agreement or commitment therefor, (i) any damage, destruction or loss (whether or not covered by insurance) which is or may adversely affect the assets, property or business of the Corporation, j) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Corporation or (k) any change in the accounting methods or practices followed by the Corporation.

                  5.26. Encumbrances. Except as disclosed on the Interim Balance Sheet, the Corporation owns outright all the property and assets, real, personal or mixed, tangible or intangible, reflected as assets in the Interim Balance Sheet (other than assets disposed of in the ordinary course of business), including, but not limited to, the Requisite Rights, subject to no mortgages, hens, security interests, pledges, charges or other encumbrances of any kind, except as reflected in the Financial Statements. The Corporation owns, or has a valid leasehold interest in, or valid license for, all assets necessary for the conduct of its business as presently conducted or as proposed to be conducted, subject to the consummation of the acquisition of $617,582 of equipment pursuant to an invoice dated June 19, 1989 to the Corporation from Siemens Corporate Research, Inc.

                  5.27. Complaince e with ERISA: Benefit Plans: Etc. The Corporation does not (a) maintain and has never maintained any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or (b) contribute to and has never contributed to any such employee benefit plan maintained by any other person or entity.

                  5.28. Burdensome Restrictions. The Corporation is not obligated under any contract or agreement or subject to any charter or other corporate restriction which presently materially adversely affects, or in the future may reasonably be expected to materially adversely affect its business, properties, assets, prospects or condition (financial or otherwise).

                  5.29. Disclosure. Neither this Agreement nor any other document, certificate, instrument or statement furnished or made to the Lenders by or on behalf of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         SECTION 6. Representations and Warranties of the Lenders.

                  (a) Each Lender represents and warrants to the Corporation that it is acquiring the Securities for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  (b) Each Lender understands that none of the securities which are being purchased pursuant to this Agreement have been registered under the Securities Act, and such securities cannot be sold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.

                  (c) Each Lender further understands that Rule 144 (the provisions of which are known to such Lender) promulgated under the Securities Act is not currently available as a basis for exemption from registration of any of the securities purchased by such Lender and, except as otherwise expressly provided in this Agreement, the Corporation is under no obligation to take any actions which may be necessary in order to render the provisions of Rule 144 available as a basis for such exemption from registration.

                  (d) Each Lender represents and warrants that it has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                  (e) NEPA represents and warrants that it has been duly formed under the Limited Partnership Act of Pennsylvania, it is validly subsisting as of the date of this Agreement and the execution, delivery and performance of this Agreement has been authorized by all requisite limited partnership action. NEPA's principal place of business is located in Pennsylvania.


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



                  (f) NEPA is an "institutional investor" as that term is defined in Section 102 of the Pennsylvania Securities Act of 1972, as amended, and is a limited partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

                  (g) The Lenders have no present arrangement, understanding or agreements for transferring or disposing of any of the Securities.

                  (h) The Lenders are familiar with the Corporation's business, financial condition, affairs and prospects and also are aware that the Corporation is a development-stage company, does not have any operating history and that the Securities represent a very speculative investment with the possibility of complete loss of all funds the Lenders have invested.

                  (i) Before executing this Agreement, each Lender was furnished with or given access to all information with respect to the Corporation, which was requested. The Lenders or their representatives also were given the opportunity to ask the Founder and the Corporation's officers any and all questions which such persons had, and confirm that such persons received satisfactory answers relating to the Corporation's business, financial condition, affairs and prospects.

                  (j) Hwang represents and warrants that (A) he is a resident of New Jersey, (B) he is an"accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, with individual net worth (or joint net worth with his spouse) in excess of $1,000,000, or with individual income in excess of $200,000 in each of the two most recent years (or joint income with his spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the current year, (C) no third party may assert any valid claim against the Corporation or him relating to those matters set forth in Section 5.9.

                  (k) Based on the foregoing representations and warranties of the Lenders, the representatives and warranties of the Corporation and Founder, and the information and schedules provided by the Corporation to the Lenders in connection with the execution of this Agreement, each Lender confirms that he or it possesses sufficient knowledge and experience in financial and business matters generally, and sufficient familiarity with the Corporation in particular, to evaluate the risks of investment in the Securities and to execute and deliver this Agreement. Each Lender also confirms that he or it is able to bear the economic risk inherent in his or its investment and understands that there is and will be no private or public market for the Securities in the event such Lender needs to liquidate his or its investment.

                  (l) The parties acknowledge that notwithstanding the foregoing representations and warranties of the Lenders, the Lenders shall be entitled to rely on the representations and warranties of the Corporation and the Founder contained in this Agreement, which later representations and warranties shall not be diminished in any respect by the contents of this
Section 6 (except insofar as a breach of the Corporation's and the Founder's representations and warranties is directly attributed to a breach of one or more of these Section 6 representations and warranties).

         SECTION 7. Conditions Precedent to Closing by the Lenders on the Closing Date. The obligation of the Lenders to purchase and pay for the Securities on the Closing Date is subject to the following conditions precedent:

                  7.1. Corporate Proceedings;Consents, Etc. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement and the Employment Agreement shall have been taken or obtained. All documents incident thereto and all legal matters incident to this Agreement and the Closing shall be reasonably satisfactory in form and substance to the Lenders and their counsel, each of whom shall have received all such originals or certified or other copies of such documents either may reasonably request.

                  7.2. Opinion of Counsel. At the Closing, the Lenders shall have received from counsel for the Corporation its opinion addressed to the Lenders, dated the date of the Closing, in the form of Exhibit J attached hereto.

                  7.3. Amendment. The Board of Directors and shareholders of the Corporation shall have duly adopted resolutions in the form of the Amendment attached hereto as Exhibit A and the Amendment shall have been filed with and accepted by the Secretary of State of the Commonwealth of Pennsylvania and become effective, and evidence of the foregoing in form satisfactory to the Lenders shall have been delivered to the Lenders.

                  7.4. Blue Sky Matters. All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue sky" laws in connection with the issuance, sale and delivery of the Securities shall have been obtained or effected (except for the filing of any notice subsequent to the Closing which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required) and copies of the same delivered to the Lenders.

                  7.5. Reconstitution of Board of Directors; Election of Directors. Simultaneously with the Closing, the Board of Directors of the Corporation shall be reconstituted with up to five directors in accordance with the terms of this Agreement and at least the following three individuals shall have been elected as members of the Board of Directors, as reconstituted:

                       Thomas L. Hierl            James C.M. Hwang
                       Michael G. Bolton

                  7.6. Secretary's Certificate. The Lenders shall have received a certificate, dated the date of the Closing, of the Secretary or an Assistant Secretary of the Corporation to the effect (i) that attached thereto is a true and complete copy of the Articles of Incorporation and the Bylaws of the Corporation, in each case as in effect on the date thereof, (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Corporation authorizing the execution, delivery and performance of this Agreement and the Employment Agreement and consummation of the transactions contemplated hereby and thereby, and authorizing the issuance and delivery of the Securities, (iii) that the Corporation is validly subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified as a foreign corporation in any other state in which the conduct of its business or its ownership or leasing of property requires qualification of the Corporation, and has paid all required franchise taxes in such states, (iv) that all requested consents have been obtained, (v) that all conditions set forth in this Section 7 have been fulfilled, and (vi) of such other matters as may reasonably be requested by the Lenders or their counsel.

                  7.7. Amendments. The Corporation's By-laws shall be amended to the extent necessary to conform to the provisions of this Agreement. Any amendments to the Corporation's Bylaws and to the existing agreements between the Corporation and other parties shall be satisfactory to the Lenders and executed copies shall be delivered to the Lenders.

                  7.8. Insurance Policy. The Corporation shall deliver to the Lenders a policy or binder representing $350,000 of life insurance on Hierl which designates the Corporation as the beneficiary.

                  7.9. Key Employee Agreement. The Corporation shall deliver to the Lenders copies of an executed employment agreement (in the form attached hereto as Exhibit K) with the Founder (the "Employment Agreement").

                  7.10. Capital Contributions. The Corporation shall have received capital contributions in the amount of $65,000 from Hierl.

                  7.11. Equipment Loan. The Corporation shall have purchased or have binding agreements to purchase substantially all of the equipment (including a Varian Molecular Beam EPITAXIAL)required for its business as set forth in the Business Plan and shall have secured and closed bank financing in the amount of $600,000 on terms acceptable to the Lenders.

         SECTION 8. Management of the Corporation.

                  8.1. Access to Records. The Corporation shall afford to the Lenders and their employees, counsel and other authorized representatives free and full access, on a reasonable basis during normal business hours, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation for any reasonable purpose whatsoever. The Lenders shall use their best efforts to maintain the confidentiality of any confidential and proprietary information so obtained which is not otherwise available from other sources; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of NEPA or its authorized representatives to disclose any such information concerning the Corporation which it may be required to disclose (i) to its partners to the extent required to satisfy its fiduciary obligations to such persons, provided NEPA takes reasonable actions to make such partners aware of the confidential nature of the material disclosed and the obligation of NEPA to use its best efforts to preserve such confidentiality, or (ii) otherwise pursuant to or required by law.

                  8.2. Financial Reports. The Corporation agrees to furnish the Lenders with the following:

                           8.2.1. Within 20 days after the end of each month,
an unaudited financial report of the Corporation, which report shall include the following:

                  (a) a profit and loss statement for such month, together with a cumulative profit and loss statement form the first day of the current year to the last day of such month, which statements shall be prepared in accordance with generally accepted accounting principles consistently applied;

                  (b) a balance sheet as of the last day of such month, which balance sheet shall be prepared in accordance with generally accepted accounting principles consistently applied;

                  (c) a statement of changes in cash balances for such mont, together with a cumulative statement of changes in cash balances form the first day of the current year to the last day of such month, and a six month projected statement of cash flow;

                  (d) except to the extent included in other monthly reports provided to the Lenders, a schedule showing all expenditures of a capital nature in excess of $10,000 individually during such month;

                  (e) an aging schedule (or summary thereof) of all accounts receivable and accounts payable; and

                  (f) a comparison between the actual figures for such month and the comparable figures included in the Budget (as defined in Section 8.4) with variances delineated; certified by the chief executive officer and chief financial officer of the Corporation as being prepared in accordance with generally accepted accounting principles consistently applied.

                           8.2.2. Within 90 days after the end of each fiscal
year of the corporation, financial statements of the Corporation which shall include a profit and loss statement for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the unqualified audit report (unless otherwise waived by NEPA in writing) of an independent certified public accountant firm as shall have been approved by NEPA, together with a copy of such firm's letter management.

                           8.2.3. If for any period the Corporation shall have
any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered shall be the consolidated and, where reasonably appropriate, consolidating financial statements of the Corporation and all such consolidated subsidiaries.

                           8.2.4. Promptly upon becoming available:

                  (a) except to the extent included in materials furnished to the Lenders as shareholders, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission (the "Commission") or any securities exchange, and

                  (b) any other financial or other information available to management of the Corporation as the Lenders shall have reasonably requested on a timely basis.

                  8.3. No Default Certificate. With the financial statements referred to in Sections 8.2.1 and 8.2.2, the Corporation shall deliver to the Lenders a certificate executed by the chief executive officer and the chief financial officer of the Corporation to the effect that no knowledge has been obtained of any violation or default by the Corporation in the performance of its agreements or covenants contained herein, in the Articles of Incorporation, or in any other material agreement to which the Corporation is a party or of the occurrence of any condition, event or act which, with or without notice or lapse of time, or both, would constitute a violation or an event of default, or, if such officer shall have obtained knowledge of any such violation, condition, event or act he shall specify in such certificate all such violations, conditions, events and acts and the nature and status thereof.

                  8.4. Budget. At least 30 days prior to the beginning of each fiscal year of the Corporation, the Corporation will prepare and submit to the Board of Directors of the Corporation and the Lenders a comprehensive operating and capital expenditures plan, with monthly projected income statements, cash flows and balance sheets, statement of underlying assumptions and a written business plan including planned product development, sales activities and staffing, significant events and a qualitative description by the chief executive officer of the Corporation's plan to achieve such results (the "Budget"). The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors of the Corporation, which approval shall occur within 30 days of submission to the Board. The Budget shall be reviewed by the Corporation periodically and all material changes therein and all material deviations therefrom shall be resubmitted to the Board of Directors of the Corporation in advance and shall be accepted when approved by, and the Corporation shall not make any such material changes or material deviations to or from the Budget without such prior approval of, the Board of Directors of the Corporation. Individual capital expenditures in excess of $25,000 and aggregate capital expenditures in excess of $100,000 in any fiscal year, including capitalized leases, will require Board of Directors approval.

                  8.5. Existence; Maintenance of Property. The Corporation shall do or cause to be done all things necessary to maintain, preserve and keep in full force and effect its corporate existence and all rights, licenses, permits and franchises necessary to the proper conduct of its business and the ownership, leasing or operation of its properties. The Corporation shall maintain and operate its business and properties in accordance with all applicable laws and regulations and take all reasonable action which may be required to obtain, preserve, renew and extend all licenses, permits, authorizations, tradenames, trademarks, copyrights and patents which may be necessary for the continuance of the operation of any such property by it. The Corporation shall at all times maintain and preserve all property necessary in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may properly and advantageously be conducted at all times.

                  8.6. Property and Liability Insurance. The Corporation shall maintain adequate insurance, by financially sound and reputable insurers, on its properties of a character customarily insured by companies engaged in the same or a similar business against liability, loss or damage resulting from hazards, risks and other liabilities, including without limitation extended coverage of the kind customarily insured against by such companies and public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any of its properties, and maintain such other insurance as may be required by law or other agreements to which the Corporation is or shall become a party.

                  8.7. Payment of Debts, Taxes, Etc. The Corporation shall pay all indebtedness and obligations promptly and in accordance with normal terms and pay and discharge promptly all taxes, assessments and governmental charges or liens imposed upon it or upon its income or receipts or in respect of any of its property, before the same shall become in default, as well as all lawful claims which, if unpaid, might result in the creation of a lien or charge upon such properties or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, obligation or tax so long as the validity or amount thereof shall be contested in good faith and the Corporation shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any such indebtedness, obligation or tax.

                  8.8. Litigation and Other Notices. The Corporation shall deliver to the Lenders promptly following the occurrence thereof (but in any event within 10 days) written notice and a description of and management's proposed response to the following:

         (i) all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, agreement or contract, including without limitation this Agreement;

         (ii) levy of an attachment, execution or other process against any of the property or assets, real or personal, of the Corporation or any of its subsidiaries;

         (iii) the filing or commencement of any action, suit or proceeding by or before any court or any federal, state, municipal or other governmental department, commission, instrumentality or agency; and

         (iv) any matter of non-general effect which has resulted in, or which may result in, a material adverse change in the financial condition or operations of the Corporation.

                  8.9. Non-Competition, Non-Disclosure and Patent and Invention Assignment Agreements. The Corporation shall cause each person who becomes a key consultant or employee of the Corporation or who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute an agreement relating to matters of non-competition, non-disclosure, proprietary information and patent assignment in such form as is satisfactory to the Board of Directors of the Corporation. The Corporation will take all reasonable actions to protect its proprietary information, including without limitation the filing of copyright and patent applications when appropriate.

                  8.10. Compensation. The Board of Directors shall approve all compensation arrangements for key employees of the Corporation. An annual bonus pool for management employees of up to 5% of the Corporation's pre-tax income may be distributed to employees, including the Founders, at the sole discretion of management of the Corporation.

                  8.11. System of Accounting. The Corporation shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and will set aside on its books and cause each of its subsidiaries to set aside on its books all such proper reserves as shall be required by generally accepted accounting principles.

                  8.12. Life Insurance. The Corporation will maintain a life insurance policy in the amount of $350,000 on Hierl, with the Corporation as the designated beneficiary.

                  8.13. Negative Covenants. The Corporation shall not, directly or indirectly, without the prior approval of the Board of Directors of the Corporation and NEPA, take any of the following actions:

                  (a) directly or indirectly, sell, lease, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions occurring within a 12 month period) assets valued in excess of $50,000 (except for sales of product in the ordinary course of business), or directly or indirectly purchase, lease or otherwise acquire (whether in one transaction or in a series of related transactions occurring within a 12 month period) assets valued in excess of $50,000 of any other person (except for purchases of product in the ordinary course of business), consolidate with or merge into any corporation or permit any corporation to merge into it, or sell all or substantially all of the assets of the Corporation;

                  (b) except as expressly provided in the Stock Restriction Agreement, declare or pay any dividend on or make any other distribution (whether by reduction of capital or otherwise) of cash or property or both with respect to, or redeem, retire, purchase or otherwise acquire for value or set apart any sum for, the reduction, retirement, purchase or other acquisition of any shares of its capital stock, except for the repurchase of stock options or shares of its capital stock at cost from employees of the Company terminated from employment and except as expressly provided in the Employment Agreement and Consulting Agreement.

                  (c) take any action to cause any amendment, alteration or repeal of any provision of the Corporation's Articles of Incorporation or By-laws;

                  (d) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation, distribution or transaction in the nature of a partial liquidation or distribution;

                  (e) except as provided in Section 9.4 and up to 20,000 shares of Common Stock reserved for issuance to a key marketing executive and other newly hired key employees at a price of at least $.4649 per share, issue any equity securities or any options or warrants to acquire equity securities of the Corporation, or authorize or adopt any stock option plan or program;

                  (f) discontinue, abandon or materially change the character of its business as such business is conducted on the date hereof or is proposed to be conducted in the business Plan or enter a new business are;

                  (g) incur, create, assume or permit to exist any indebtedness in excess of $100,000 (including capitalized leases), or indebtedness which by its terms is convertible into capital stock of the Corporation;

                  (h) increase the base compensation (excluding bonus) of any officer or key employee by more than 10% per year or create any bonus plan except as provided in Section 8.10;

                  (i) in any manner alter or change the designations, powers, preferences or rights, or the qualifications, limitations or restrictions of the Preferred Stock;

                  (j) enter into any Related Transactions except, with Board of Directors' approval, on terms no less favorable to the Corporation than those obtainable form a nonrelated person;

                  (k) create any committee of the Board of Directors which has the authority to take any action requiring Board approval pursuant to this Agreement, unless the director designated by NEPA is a member of such committee; or

                  (l) amend, terminate or waive any provision of the Employment Agreement or Consulting Agreement.

         SECTION 9. Additional Agreements.

                  9.1. Meetings of the Board of Directors and Representation Thereon, Etc.

                  (a) The Corporation shall call, and use its best efforts to have, regular meetings of the Board of Directors of the Corporation not less often than monthly until such time as the Corporation has two successive profitable quarters, and thereafter not less often than bimonthly or quarterly as determined by NEPA.

                  (b) The Corporation shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by non-employee directors in connection with attending meetings of the Board of Directors of the Corporation.

                  (c) The Board of Directors shall consist of up to five directors, one of which shall be designated (and subject to removal, replacement and re-designation from time to time) by NEPA for so long as it is at least a 5% shareholder (or has the right to acquire at least 5% of the shares of the Corporation), one of which shall be James C. M. Hwang for so long as he is at least a 5% shareholder (or has the right to acquire at least 5% of the shares of the Corporation), two of which shall be designated (and subject to removal, replacement and re-designation from time to time) by the holders of the Corporation's Common Stock other than the Lenders and one of which shall be an individual mutually agreed upon by the remaining four directors. The Corporation, the Founder and the Lenders shall use their best efforts to cause the directors specified above to be elected. Notwithstanding the foregoing, Section 8 of the Amendment to the extent applicable shall supersede the foregoing.

                  (d) In addition to the right to designate a director, NEPA shall have the right to one observer at all Board of Directors and Board committee meetings, which observer will be entitled to participate in discussions, but shall not have voting rights. Such observer shall receive notices of all meetings and copies of all materials distributed to the Board. Such observer shall agree to be bound by the confidentiality restrictions set forth in Section 8. 1.

                  9.2. Right of First Refusal.

                  (a) Except in the case of Excluded Securities (as hereafter defined), the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any
(i) shares of Common Stock, (ii) any other equity security of the Corporation,
(iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation, (iv) any security of the Corporation that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Corporation, unless in each case the Corporation shall have first offered (the "Offer") to sell to the Lenders their Proportionate Percentage of such securities proposed to be sold by the Corporation (the "Offered Securities"), at a price and on such other terms as specified in the Offer, which Offer by its terms shall remain open and irrevocable for a period of 20 days from the date notice is given by the Corporation to the Lenders.

                  (b) Notice of a Lender's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Lender and delivered to the Corporation prior to the end of the 20-day period of such Offer, setting forth such portion of the Offered Securities as such Lender elects to purchase (the "Notice of Acceptance"), provided, however that such Lender shall have no obligation to make such purchase if no sale is ultimately made of at least 90% (or at least the minimum required number of shares in a predesignated minimum/maximum private placement) of the Offered Securities.

                  (c) The Corporation shall have 90 days from the expiration of the foregoing 20-day period, to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by such Lender (the "Refused Securities"), but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable to the purchaser or less favorable to the Corporation than those set forth in the Offer. Upon the closing of the sale of the Refused Securities, a Lender shall purchase from the Corporation, and the Corporation shall sell to such Lender, the Offered Securities in respect of which Notice of Acceptance was delivered to the Corporation by such Lender, at the terms specified in the Offer. The purchase by a Lender of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and such Lender of a purchase agreement containing the provisions set forth in the Offer and Notice of Acceptance, and no less favorable to such Lender than the purchase agreement executed by the purchasers of the Refused Securities.

                  (d) In each case, any Offered Securities not purchased by a Lender or other purchasers in accordance with Section 9.2(c) may not be sold or otherwise disposed of until they are again offered to the Lenders under the procedures specified in Sections 9.2(a), (b), and (c).

                  (e) The rights of the Lenders under this Section 9.2 shall not apply to (i) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock, (ii) Common Stock issued upon conversion of Class A Preferred Stock or upon exercise of the Warrants, (iii) Class A Preferred Stock issued upon conversion of the Convertible Notes, (iv) options and shares of Common Stock issued to employees as provided in Section 9.4, and (v) up to 20,000 shares of Common Stock reserved for issuance to a key marketing executive and other newly hired key employees at a price of at least $.4649 per share (the "Excluded Securities").

                  (f) Notwithstanding the foregoing provisions of this Section 9.2, the rights of the Lenders and the obligations of the Corporation under this Section 9.2 shall be inapplicable to the consummation of an offering and sale of securities of the Corporation as part of a public offering registered under the Securities Act with a minimum price per share of Common Stock of

$3.50 (subject to adjustment for subsequent stock splits, dividends and combinations), and minimum gross proceeds to the Corporation of $2,500,000 (a "Designated Offering"), and the provisions of this Section 9.2 shall terminate upon the consummation of such Designated Offering.

                  (g) "Proportionate Percentage" shall mean as to a Lender, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock then owned by such Lender bears to (y) the aggregate number of shares of outstanding Common Stock then owned by all shareholders of the Corporation. For purposes solely of the computation required under clauses (x) and (y) above, a Lender holding a Convertible Note, outstanding Class A Preferred Stock or a Warrant shall be treated as having converted or exercised all of such Convertible Note, outstanding Class A Preferred Stock and Warrant into shares of Common Stock at the rate which such securities are convertible into or exercisable for Common Stock in effect at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 9.2(a), and all outstanding convertible notes and Class A Preferred Stock held by other parties shall likewise be deemed converted, and all outstanding warrants held by other parties shall likewise be deemed exercised.


                  9.3. Filing of Reports Under the Exchange Act. Subsequent to a registered public offering of the Corporation's Common Stock, the Corporation shall comply with public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act under Rule 144 (as amended from time to time or successor rule thereto) for the sale of Common Stock by the Lenders, and the Corporation shall cooperate with the Lenders in supplying such information as may be necessary for the Lenders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act under Rule 144 (as amended from time to time, or successor rule thereto), for the sale of Common Stock by the Lenders.

                  9.4. Employee Plans. The Corporation may establish and maintain an employee stock option plan and/or stock purchase plan with respect to up to 16,589 shares of Common Stock of the Corporation, which will (i) provided for option grants and/or stock purchases as the Board of Directors in its sole discretion shall determine, (ii) provide that the Corporation will have the right, but not the obligation, to repurchase stock granted pursuant to such stock option or purchase arrangements in certain circumstances to be specified by the Board of Directors, (iii) provide for issuance and option exercise prices of not less than fair market value on the date of grant, as determined by the Board of Directors, (iv) provide for annual proportional vesting over a five year period from the date of grant, and (v) have such other terms as shall be approved by the Board of Directors; provided, however, that in no event shall the Corporation be obligated to repurchase stock granted pursuant to such stock option or purchase arrangements. Neither the Corporation nor the Founder shall enter into any shareholder, voting, proxy, purchase or right of first refusal agreement regarding options or shares issued or obtained pursuant to such plans without the prior written consent of NEPA.

                  9.5. Right of Co-Sale. In the event the Founder or Lender (the "Section 9.5 Offeree") receives a bona fide offer (the "Section 9.5 Offer") from a third party (the "Section 9.5 Offeror") to purchase from the
Section 9.5 Offeree shares of the Corporation's capital stock or the securities (which offer must be for a specified price payable in cash and on specified terms and conditions) such Section 9.5 Offeree shall promptly forward a copy of the Section 9.5 Offer to the Corporation and the Lenders. the Section 9.5 Offeree shall not sell any such stock or Securities to the
Section 9.5 Offeror unless the Section 9.5 Offer is extended to the Lenders in an amount equal to their respective Proportionate Percentages of the total amount of stock to be purchased by the Section 9.5 Offeror. Legends referring to this Section shall be placed on all stock certificates and Securities held by the Founder and Lenders.

         SECTION 10. Transfer of Securities.

                  10.1. Restriction on Transfer. The Restricted Securities, any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act in respect of the transfer thereof.

                  10.2. Definitions. As used in this Section 10, the following terms shall have the following respective meanings:

         "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

         "Restricted Securities" shall mean the Warrants, Convertible Notes, Non-Convertible Notes, Preferred Stock obtained upon converstion of Convertible Notes, Common Stock obtained upon conversion of Preferred Stock or exercise of Warrants, any shares of Common Stock purchased by a Lender pursuant to Section 9.2 and any securities received in respect of any thereof, in each case which have not been sold to the public (a) pursuant to registration under the Securities Act or (b) subsequent to the Corporation's initial public offering of securities registered under the Securities Act, pursuant to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

         "Restricted Shares" shall mean the shares of Common Stock constituting Restricted Securities.

         "Transfer" shall include any disposition of any shares of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  10.3. Restrictive Legend. Each certificate for the Restricted Securities and any securities received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 10.4 or 10. 12) be stamped or otherwise imprinted with legends in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 10 OF THE NOTE AND WARRANT PURCHASE AGREEMENT DATED AUGUST 30,1989, AMONG QUANTUM EPITAXIAL DESIGNS, INC. AND CERTAIN OTHER SIGNATORIES THERETO.

                  10.4. Notice of Transfer. The holder of any Restricted Securities, by acceptance thereof agrees, prior to any transfer of any Restricted Securities, to give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 10.4. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by
(a) the written opinion, addressed to the Corporation, of counsel for the holder of such Restricted Securities, as to whether in the opinion of such counsel (which counsel and opinion shall be reasonably satisfactory to the Corporation) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (b) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Corporation by the holder of Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of Sections 10.5,
10.6 or 10.7 as the case may be. If in such opinion of counsel the proposed transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in
Section 10.3 unless (a) in such opinion of counsel registration of future transfer is not required by the applicable provisions of the Securities Act and such securities may immediately be sold by the holder without taking any other actions in order to comply with an applicable exemption from such registration requirements, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required (a) on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto which would allow the purchaser to rely on the exemption provided by Section 4(l) of the Securities Act) or (b) on any certificate or other instrument which is immediately resalable (whether or not such resale is proposed) under Rule 144
(k) or successor thereto. The holder of Restricted Securities shall not transfer such Restricted Securities until such opinion of counsel has been given to and accepted by the

Corporation (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 10.4) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act

                  10.5. Required Registration. If at any time the Corporation shall be requested by NEPA to effect the registration under the Securities Act of Restricted Shares, the Corporation shall promptly give written notice of such proposed registration to all holders of outstanding Restricted Securities, and thereupon the Corporation shall promptly use its best efforts as expeditiously as practicable to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition described in the request of said holder or holders of Restricted Securities; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

                  (a) The Corporation shall not be obligated to file and cause to become effective more than one registration statements in which Restricted Shares are registered under the Securities Act pursuant to this Section 10.5 and effectively sold thereunder.

                  (b) Anything contained herein to the contrary notwithstanding, with respect to each registration requested pursuant to this
Section 10.5, the Corporation may include in such registration any authorized but unissued shares of Common Stock for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Restricted Shares registered by the holder or holders of outstanding Restricted Securities requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 10.6; provided further, however, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration shall not prevent the holder or holders of outstanding Restricted Securities requesting such registration from registering the entire number of Restricted Shares requested by them and, in the event the registration is, in whole or in part, an underwritten public offering and the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in such registration and such previously authorized but unissued shares of Common Stock by the Corporation and/or issued and outstanding shares of Common Stock by persons other than the holders of Restricted Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of such securities, then the number of Restricted Shares and such other previously authorized but unissued shares of Common Stock proposed to be included by the Corporation and issued and outstanding shares of Common Stock proposed to be included by persons other than the holders of Restricted Securities shall be reduced, first, pro rata among the Corporation and the holders of shares of Common Stock other than the holders of Restricted Securities, based upon the number of shares requested by holders thereof to be registered in such offering, and, thereafter, if necessary, pro rata among the holders of Restricted Securities, based upon the number of Restricted Securities then owned by the holders thereof.

                  10.6. Incidental Registration. If the Corporation at any time proposes for any reason to register any of its securities under the Securities Act (other than pursuant to a registration statement on Form S-8, S-4 or similar or successor form (collectively, "Excluded Forms")), it shall each such time promptly give written notice to all holders of outstanding Restricted Securities of its intention so to do, and, upon the written request, given within 30 days after receipt of any such notice, of the holder of any such Restricted Securities to register any Restricted Shares (which request shall specify the holders and shall state the intended method of disposition of such Restricted Shares by the prospective seller), the Corporation shall use its best efforts to cause all such Restricted Shares (in minimum aggregate amounts of 10,000 shares as presently constituted and subject to adjustment for subsequent stock splits, combinations and dividends) to be registered under the Securities Act promptly upon receipt of the written request of such holders for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Restricted Shares so registered. In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request pursuant to this Section 10.6 to register Restricted Shares may specify that such shares are to be included in the underwriting (a) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration or (b) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than holders of Restricted Securities and other than Hierl (the "Other Shares") would interfere with the successful marketing (including pricing) of such securities, then the number of Restricted Shares, Heirl shares and Other Shares to be included in such underwritten public offering shall be reduced first, pro rate among the holders of Other Shares; second, if necessary, pro rata among the holders of Restricted Shares and Heirl, based upon the number of shares requested by holders thereof to be registered in such underwritten public offering; and lastly , if necessary, among the Corporation's shares requested by the Corporation to be registered in such Section 10.6 underwritten public offering, subject however to Section 10.5 (b).

                  10.7. Registrations on Forms S-2 and S-3. After the Corporation's initial registered public offering , the Corporation shall use its best efforts to qualify for registration under the Securities Act on Forms S-2 or S-3 (or any similar form or forms promulgated under the Securities
Act) the holders of Restricted Securities shall each have the right to request registrations on Forms S-2 or S-3 (which request or requests shall be in writing, shall specify the Restricted Shares intended to be sold or disposed of by the holders thereof, shall state the intended method of disposition of the intended method of disposition of such Restricted Shares intended to be sold or disposed of by the holders thereof and shall state the intended method of disposition of such Restricted Shares by the holder(s) requesting such registration) and the Corporation shall be obligated to use its best efforts to effect such registration, or registrations on Forms S-2 or S-3 (as the case may be); provided however, that the Corporation shall not be obligated to file and cause to become effective more than two registration statement on Forms S-2 or S-3 in which Restricted Securities are registered under the Securities Act pursuant to this Section 10.7 and effectively sold thereunder.

                  10.8. Granting of Registration Rights. The Corporation shall not grant any rights to any persons to register any shares of capital stock or other securities of the Corporation if such Restricted Securities granted pursuant to this Agreement.

                  10.9. Preparation and Filing. If and whenever the Corporation is under and obligation pursuant to the provisions of this Section 10 to use its best efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become and remain effective in accordance with Section 10.9(b), provided that the holders and prospective sellers of Restricted Shares shall provide the Corporation with such information as reasonably necessary in connection with the preparation of the registration statement;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least six months and to comply with the provisions of the Securities act with respect to the sale or other disposition of all restriction Shares covered by such registration statement;

                  (c) furnish to each selling shareholder copies of any prospectus subject to completion and final prospectus, in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of such Restricted Shares;

                  (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each such seller shall reasonably request (provided however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other reasonable acts or things which may be reasonably necessary to enable such seller to consummate the public sale or other disposition in such jurisdictions of such securities;

                  (e) notify each seller of Restricted Shares covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 10.9(b), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which such statements were made not misleading and at the reasonable request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which such statements were made, not misleading; and

                  (f) furnish, at the request of any holder or holders requesting registration of Restricted Shares pursuant to this Section 10, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 10, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) to the underwriter an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, or, at the option of the Corporation, reimburse the holders' for the expense of holders' counsel providing such opinion; and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

                  10.10. Expenses. All expenses incurred by the Corporation in complying with Section 10.9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and "blue sky" laws, printing expenses and fees and disbursements of counsel, including with respect to each registration effected pursuant to Sections 10.5, 10.6 and 10.7, reasonable fees and disbursements of not more than one counsel for the holders of Restricted Securities requesting registration hereunder, and of the independent certified public accountants (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation) shall be paid by the Corporation to the extent permitted under applicable federal and state regulations or by federal or state agencies having jurisdiction over the registration, provided however if NEPA shall request a registration under
Section 10.5 and shares are not effectively sold thereunder by reason of unfavorable market conditions or action by NEPA, NEPA shall pay the forgoing expenses to the extent related to its securities sought to be registered in a subsequently requested registration by NEPA under Section 10.5. The holders of Restricted Shares included in such registration shall, if and to the extent required by such applicable regulations and agencies, pay their proportionate share of expenses of the offering, in proportion to the number of their shares included in the offering; under no circumstances shall underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Sections 10.5, 10.6 or 10.7 become by the Corporation; such expenses shall be become by the seller or sellers, in proportion to the number of Restricted Shares sold by such seller or sellers.

                  10.11. Indemnification. In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 10 or registration or qualification of any Restricted Shares pursuant to Section 10.9(d), the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, or any document furnished to any agency with jurisdiction over securities laws by the Corporation required for the registration or qualification of any Restricted Shares pursuant to Section 10.9(d), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or state securities or "blue sky" laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse (except to the extent the Corporation assumes the defense and costs thereof as hereinafter provided) such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon such seller's or such underwriter's failure to deliver a prospectus subject to completion or final prospectus as provided by the Corporation in accordance with Section 10.9, or an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said prospectus subject to completion or said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares pursuant to Section 10.9(d) in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter for use in the preparation thereof.

         Before Restricted Shares held by any prospective seller shall be sold pursuant to any registration pursuant to Section 10, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section I0.11) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, any person consenting to be named as a person becoming an officer or director and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter for use in the preparation of such registration statement, prospectus subject to completion, final prospectus or amendment or supplement; provided that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Restricted Shares, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

         Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 10.11, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of such claim and/or the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, provided that if representation of both the indemnified and indemnifying parties by the same counsel is inappropriate under applicable standards of professional conduct due to defenses available to the indemnified party which conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this
Section 10.11. The indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties pursuant to this Section 10.11.

         Neither the indemnifying party nor the indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the other party or parties, which consent shall not be unreasonably withheld.

         Notwithstanding the foregoing provisions of this Section 10.11, if pursuant to an underwritten public offering of the Common Stock, the Corporation, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 10.11 shall be deemed inoperative for purposes of such offering.

                  10.12. Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 10, the restrictions imposed by this
Section 10 upon the transferability of any Restricted Securities shall cease and terminate when any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement or as otherwise contemplated by Section 10.4 which does not require that the securities transferred bear the legend set forth in Section 10.3. Whenever the restrictions imposed by this Section 10 shall terminate as herein provided, the holder of any Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, one or more new certificates not bearing the restrictive legend set forth in Section 10.3 and not containing any other reference to the restrictions imposed by this Section 10.

                  10.13. Suspension of Rights. Notwithstanding the foregoing provisions of this Section 10, the registration rights set forth herein shall be inapplicable to the extent and for the period during which all Restricted Shares sought to be registered hereunder could be immediately sold in a transaction complying with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto which would allow reliance on the exemption provided by Section 4(l) of the Securities Act) without additional expense or time delay to the seller beyond that which would be incurred by such seller in a registration.

         SECTION 11. Fees.

                  (a) The Corporation will pay, and save NEPA harmless against all liability for the payment of the fees (not to exceed $15,000) and disbursements of counsel to NEPA, for its services in connection with the transactions contemplated by this Agreement, which fees and disbursements will be paid by the Corporation at the Closing.

                  (b) The Corporation further agrees that it will pay all issue and stamp taxes, if any, in respect of the issuance of the Securities

         SECTION 12. Exchanges; Lost, Stolen or Mutilated Instruments, Upon surrender by a Lender to the Corporation of any instrument representing Securities, the Corporation at its expense will issue in exchange therefor, and deliver to such Lender, a new instrument representing such Securities, in such denominations as may be requested by such Lender. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any instrument representing any Securities, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement and bond satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such instrument, the Corporation at its expense will issue and deliver to such Lender a new instrument for such Securities of like tenor, in lieu of such lost, destroyed, stolen or mutilated instrument.

         SECTION 13. Survival of Representations, Warranties and Agreements. All representations and warranties hereunder shall survive the Closing and shall terminate on the earlier to occur of a Designated Offering or the date two years after the Closing Date. The agreements and covenants contained in Sections 8 and 9 (except 9. 1 (c) and (d) and 9.3) shall terminate upon the earliest to occur of (i) conversion into Common Stock of at least 75% of the aggregate Preferred Stock obtained upon conversion of the Convertible Notes,
(ii) consummation of a required registration in accordance with Section 10.5, and (iii) consummation of a

Designated Offering. All other agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. Termination of any representation, warranty, agreement or covenant shall not affect any claim or action commenced prior to the date of termination.

         SECTION 14. Indemnification. The Corporation and the Founder shall, with respect to the representations, warranties, covenants and agreements made by the Corporation and the Founder herein, indemnify, defend and hold the Lenders harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations or warranties. Without limiting the generality of the foregoing, the Lenders shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations or warranties if such liability, loss or damage shall be suffered by the Corporation as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach, provided such liability, loss or damages to a Lender shall be deemed not to exceed the actual liability, loss or damage to the Corporation, multiplied by such Lender's Proportionate Percentage.

         SECTION 15. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Corporation or the Founder in any material respect, the Lenders may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement, including reasonable legal and accounting fees and expenses.

         SECTION 16. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation, the Lenders and (a) each other person who shall become a registered holder of any instrument representing the Securities, except those who receive them in connection with 144 sales, after any Designated Offering or offering pursuant to a 1933 Act registration statement, after registration of any of the Corporation's securities under the Securities Exchange Act of 1934 or in any trade on a recognized trading market or exchange and (b) the respective successors and assigns of the Corporation, the Lenders and each such other person. Notwithstanding the foregoing, the Corporation may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. NEPA may assign or transfer, in whole or in part, any of its right or obligations hereunder in connection with a transfer by NEPA of some or all of the Securities to which such rights or obligations pertain.

         SECTION 17. Entire Agreement. This Agreement and the exhibits and schedules which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto.

         SECTION 18. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by reputable overnight carrier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth in the first paragraph of this Agreement or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties. All such notices, advices and communication shall be deemed to have been received (a) in the case of personal delivery on the date of such delivery, (b) in the case of overnight carrier, on the next business day, and (c) in the case of mailing, on the third day after the posting thereof.

         SECTION 19. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the parties hereto.

         SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 22. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         SECTION 23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         SECTION 24. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         SECTION 25. No Waivers. No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which a party would otherwise have. No notice or demand in any case shall entitle a party to any other or further notice or demand in similar or other circumstances.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.


NEPA VENTURE FUND, L.P.                                       QUANTUM EPITAXIAL DESIGNS, INC.
By: NEPA MANAGEMENT CORPORATION

By:___________________________________                        By:________________________________
     Glen R. Brettner, Secretery                                   Thomans L. Hierl, President

                                                              Attest_______________________________
                                                              , Secretary

Witness:_______________________________                       ___________________________________
                                                              James C. M. Hwang

Witness:_______________________________                       ___________________________________
                                                              Thomas L. Hierl

               AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

         THIS AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this "Amendment") is hereby made on this 8th day of September, 1995 by and among QUANTUM EPITAXIAL DESIGNS, INC., a Pennsylvania corporation (the "Company"), NEPA VENTURE FUND, L.P., a Pennsylvania limited partnership ("NEPA"), JAMES C.M. HWANG ("Hwang") and THOMAS L. HIERL ("Hierl").

                            Preliminary Statements

         A. Each of the Company, NEPA, Hwang and Hierl are parties to that certain Note and Warrant Purchase Agreement dated August 30, 1989 (the "Purchase Agreement").

         B. The Company's board of directors and shareholders have approved a split of the Company's common stock, par value $0.01 per share (the "Common Stock") on a ten (10) for one (1) basis (the "Stock Split").

         C. The Company, NEPA, Hwang and Hierl desire to amend and restate
Section 8.13(e), Section 9.2(e)(v) and Section 9.4 of the Purchase Agreement to accommodate the Stock Split.

         IN CONSIDERATION of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to the following:

         Section 1. Amendment to Purchase Agreement. The Purchase Agreement is amended as follows:

             (a) Section 8.13(e) of the Purchase Agreement is deleted and restated in its entirety to be and read as follows:

    "(e) except as provided in Section 9.4 and up to 165,890 shares of Common Stock reserved for issuance to a key marketing executive and other newly hired key employees at a price of at least $.04649 per share, issue any equity securities or any options or warrants to acquire equity securities of "the Corporation, or authorize or adopt any stock option plan or program;"

             (b) Section 9.2(e) of the Purchase Agreement is deleted and restated in its entirety to be and read as follows:

    "(e) The rights of the Lenders under this Section 9.2 shall not apply to
    (i) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock, (ii) Common Stock issued upon conversion of Class A Preferred Stock or upon the exercise of the Warrants, (iii) Class A Preferred Stock issued upon conversion of the Convertible Notes, (iv) options and shares of Common Stock issued to key employees as provided in

    Section 9.4, and (v) up to 165,890 shares of Common Stock reserved for issuance to a key marketing executive and other newly hired key employees at a price of at least $.04649 per share (the "Excluded Securities")."

             (b) Section 9.4 of the Purchase Agreement is deleted and restated in its entirety to be and read as follows:

    "9.4. The Corporation may establish and maintain an employee stock option plan and/or stock purchase plan with respect to up to 165,890 shares of Common Stock of the Corporation, which will (i) provide for option grants and/or stock purchases as the Board of Directors in its sole discretion shall determine, (ii) provide that the Corporation will have the right, but not the obligation, to repurchase stock granted pursuant to such stock option or purchase arrangements in certain circumstances to be specified by the Board of Directors, (iii) provide for issuance and option exercise prices of not less than fair market value on the date grant, as determined by the Board of Directors, (iv) provide for annual proportional vesting over a five year period from the date of grant, and (v) have such other terms as shall be approved by the Board of Directors; provided, however, that in no event shall the Corporation be obligated to repurchase stock granted pursuant to such stock option or purchase arrangements. Neither the Corporation nor the Founder shall enter into any shareholder, voting, proxy, purchase or right of first refusal agreement regarding options or shares issued or obtained pursuant to such plans without the prior written consent of NEPA."

             Section 2. Ratification. Except as expressly amended by this Amendment, the Purchase Agreement is hereby ratified and confirmed in all respects.

             IN WITNESS WHEREOF, the parties to this Amendment have executed and delivered this Amendment as of the date set forth above.

NEPA VENTURE FUND, L.P.            QUANTUM EPITAXIAL DESIGNS,
                                   INC.
By: NEPA MANAGEMENT CORPORATION

By:____________________________    By: /s/ Thomas L. Hierl
                                       ------------------------------
Print Name:____________________            Thomas L. Hierl, President

Title:_________________________

/s/ Thomas L. Hierl                   /s/ James C.M. Hwang 9/8/95
-------------------------------       -------------------------------
Thomas L. Hierl                        James C.M. Hwang

    Section 9.4, and (v) up to 165,890 shares of Common Stock reserved for issuance to a key marketing executive and other newly hired key employees at a price of at least $.04649 per share (the "Excluded Securities")."

             (b) Section 9.4 of the Purchase Agreement is deleted and restated in its entirety to be and read as follows:

    "9.4. The Corporation may establish and maintain an employee stock option plan and/or stock purchase plan with respect to up to 165,890 shares of Common Stock of the Corporation, which will (i) provide for option grants and/or stock purchases as the Board of Directors in its sole discretion shall determine, (ii) provide that the Corporation will have the right, but not the obligation, to repurchase stock granted pursuant to such stock option or purchase arrangements in certain circumstances to be specified by the Board of Directors, (iii) provide for issuance and option exercise prices of not less than fair market value on the date grant, as determined by the Board of Directors, (iv) provide for annual proportional vesting over a five year period from the date of grant, and (v) have such other terms as shall be approved by the Board of Directors; provided, however, that in no event shall the Corporation be obligated to repurchase stock granted pursuant to such stock option or purchase arrangements. Neither the Corporation nor the Founder shall enter into any shareholder, voting, proxy, purchase or right of first refusal agreement regarding options or shares issued or obtained pursuant to such plans without the prior written consent of NEPA."

             Section 2. Ratification. Except as expressly amended by this Amendment, the Purchase Agreement is hereby ratified and confirmed in all respects.

             IN WITNESS WHEREOF, the parties to this Amendment have executed and delivered this Amendment as of the date set forth above.

NEPA VENTURE FUND, L.P.            QUANTUM EPITAXIAL DESIGNS,
                                   INC.

By: NEPA MANAGEMENT CORPORATION

By: /s/ Glen R. Bressner           By:
    ---------------------------       ------------------------------
                                        Thomas L. Hierl, President
Print Name: Glen R. Bressner
            -------------------

Title: Vice President
      -------------------------


-------------------------------    ---------------------------------
Thomas L. Hierl                    James C.M. Hwang



                                       2